Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-260480) of Vitru Limited of our report dated April 5, 2022 relating to the financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda. which appears in the Current Report on Form 6-K filed on April 6, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Florianopolis, Brazil, October 24, 2022

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.